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EXHIBIT 99.2

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

	Three Months Ended
	June 30, 2003	June 30, 2002
Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization ("EBITDA")
Net (loss) income available to common shareholders	$(7,520)	$3,350
Preferred share dividends	2,534	2,534
Repurchase of preferred units in excess of recorded book value	11,224	—
Interest expense on continuing operations	10,037	9,008
Interest expense on discontinued operations	—	74
Income tax benefit, gross	(30)	(36)
Depreciation and amortization on real estate operations	9,108	7,918
Amortization of deferred financing costs	595	706
Other depreciation and amortization	121	115
Gain on sales of real estate, excluding redevelopment portion	(8)	—
Minority interests, gross	1,815	2,075

EBITDA	$27,876	$25,744

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  EXHIBIT 99.2
Corporate Office Properties Trust Summary Financial Data (Unaudited)